                                                                    EXHIBIT 99.1


           [CD&L LOGO]

    80 Wesley Street,
South Hackensack, NJ 07606
  Phone: (201) 487-7740
   Fax: (201) 489-6974

 CONTACT: Russell Reardon,
     CFO CD&L, Inc.
     (201) 487-7740


FOR IMMEDIATE RELEASE



             CD&L REPORTS SECOND QUARTER AND FIRST HALF 2004 RESULTS

                      * YEAR OVER YEAR REVENUE UP BY 18% *


                  SOUTH HACKENSACK, NJ - AUGUST 17, 2004 - CD&L, Inc. (Amex:
CDV), announced first half 2004 revenues of $95.7 million, an increase of $14.6 million compared to the same period last year. "The revenue growth reflects the successful launch of the Company's nationwide business development program which has helped to expand into new markets with its existing customer base," said Bill Brannan, the Company's President and COO.
         Separately, Russ Reardon, the Company's CFO stated that "the 2004 second quarter results were reduced by a non-cash $627,000 pre-tax write-off related to the previously announced April 14, 2004 financial restructuring. The $4.0 million management-led cash infusion, which encouraged the Company's senior subordinated note holder to convert $4.0 million of debt to preferred shares and to modify the terms and conditions of the original senior subordinated note, required the Company to take this pre-tax non-cash charge for the write off of the original issue discount and deferred financing costs created by the original senior subordination transaction in early 1999."
         After the aforementioned write off, the Company reported net income of $177,000, or $.02 per basic share for the six months ended June 30, 2004 compared to net income in the 2003 comparable period of $.11 per basic share which included a pre-tax one-time benefit of approximately $1,000,000 for forgiveness of a prior seller note.
         For the three months ended June 30, 2004, revenue increased by $8.4 million, or 20.5%, to $49.3 million from $40.9 million for the three months ended June 30, 2003. Including the non-cash write-off, the Company reported net income of $8,000 or $.00 per basic share for the three months ended June 30, 2004, as compared to $.03 per basic share in for the comparable period in 2003.

                  CD&L, Inc. operates from 64 locations in 22 states providing last mile delivery solutions to various industries. The company has over 1,400 employees and utilizes approximately 2,700 independent contract drivers to provide time-sensitive delivery services to thousands of customers across the country.
                  Certain statements in this new release may be "forward-looking statements" within the meaning of Section 27A of the Securities and Exchange Act of 1933. Statements regarding future developments are based on current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.







80 Wesley Street, South Hackensack, NJ 07606 Phone: (201) 487-7740
Fax: (201) 489-6974

                           CD&L, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       June 30,            December 31,
                                                                         2004                  2003
                                                                   -----------------    ------------------
                                                                     (Unaudited)             (Note 1)

                             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $2,298              $1,697
  Accounts receivable, net                                                  19,603              18,786
  Prepaid expenses and other current assets                                  1,993               4,068
                                                                   -----------------    ------------------
    Total current assets                                                    23,894              24,551

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                    1,300               1,446
GOODWILL                                                                    11,531              11,531
INTANGIBLE ASSETS AND DEFERRED FINANCING COSTS, net                          1,845                 437
OTHER ASSETS                                                                 1,110               2,387
                                                                   -----------------    ------------------
    Total assets                                                           $39,680             $40,352
                                                                   =================    ==================

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings                                                     $5,220              $5,767
  Current maturities of long-term debt                                         471               2,585
  Accounts payable, accrued liabilities and bank overdrafts                 14,092              14,392
                                                                   -----------------    ------------------
    Total current liabilities                                               19,783              22,744

LONG-TERM DEBT, net of current maturities                                   10,070              11,785
OTHER LONG-TERM LIABILITIES                                                    222                 240
                                                                   -----------------    ------------------
    Total liabilities                                                       30,075              34,769
                                                                   -----------------    ------------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Preferred stock, $.001 par value; 2,000,000 shares
   authorized; 393,701 shares issued and outstanding                         4,000                   -
 Common stock, $.001 par value; 30,000,000 shares
   authorized; 7,688,027 shares issued at June 30, 2004 and
   December 31, 2003                                                             8                   8
 Additional paid-in capital                                                 12,728              12,883
 Treasury stock, 29,367 shares at cost                                        (162)               (162)
 Accumulated deficit                                                        (6,969)             (7,146)
                                                                   -----------------    ------------------
    Total stockholders' equity                                               9,605               5,583
                                                                   -----------------    ------------------
    Total liabilities and stockholders' equity                             $39,680             $40,352
                                                                   =================    ==================

80 Wesley Street, South Hackensack, NJ 07606 Phone: (201) 487-7740
Fax: (201) 489-6974

                           CD&L, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                    For the Three Months Ended              For the Six Months
                                                             June 30,                              Ended
                                                                                                 June 30,
                                                  --------------------------------    --------------------------------
                                                       2004              2003             2004              2003
                                                  ---------------    -------------    -------------    ---------------
     Revenue                                         $49,257            $40,887          $95,739          $81,194

     Cost of revenue                                  39,894             33,149           77,779           66,192
                                                  ---------------    -------------    -------------    ---------------

       Gross profit                                    9,363              7,738           17,960           15,002
                                                  ---------------    -------------    -------------    ---------------

     Costs and Expenses:

     Selling, general and
        administrative expenses                        8,000              6,607           15,535           13,135
     Depreciation and amortization                       274                189              494              406
     Other expense (income), net                         623                (65)             612           (1,166)
     Interest expense                                    453                637            1,024            1,247
                                                  ---------------    -------------    -------------    ---------------
     Total Costs and Expenses                          9,350              7,368           17,665           13,622
                                                  ---------------    -------------    -------------    ---------------
     Income before provision for income taxes             13                370              295            1,380
     Provision for income taxes                            5                148              118              552
                                                  ---------------    -------------    -------------    ---------------
       Net income                                         $8               $222             $177             $828
                                                  ===============    =============    =============    ===============

     Net income per share:
       Basic                                            $.00               $.03             $.02             $.11
                                                  ===============    =============    =============    ===============
       Diluted                                          $.00               $.03             $.01             $.10
                                                  ===============    =============    =============    ===============

     Basic weighted average common
        shares outstanding                             7,659              7,659            7,659            7,659
                                                  ===============    =============    =============    ===============
     Diluted weighted average common
        shares outstanding                            12,570              8,165           10,404            8,167
                                                  ===============    =============    =============    ===============

80 Wesley Street, South Hackensack, NJ 07606 Phone: (201) 487-7740
Fax: (201) 489-6974